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                                                                Exhibit 3.4


                              CROWN NORTHCORP, INC.

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES
                                     -------


Section 1.1       REGISTERED OFFICE IN DELAWARE

                  The registered office of the corporation required by Section 131 of the General Corporation Law of the State of Delaware (the "GCL") shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2       OTHER OFFICES

                  The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                              STOCKHOLDERS" MEETING
                              ---------------------


Section 2.1       PLACE OF MEETINGS

                  All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2.2       ANNUAL MEETINGS

                  Annual meetings of stockholders shall be held within 150 days of the close of the corporation"s fiscal year, or at such other date and time as shall be designated from time to time by the Board of Directors, at which the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 2.3       SPECIAL MEETINGS

                  Subject to the provisions of the Restated Certificate of Incorporation, special meetings of the stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, the President or the Board of Directors, and special meetings of stockholders may not be called by any other person or persons or in any other matter.


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Section 2.4       NOTICE OF MEETINGS AND ADJOURNED MEETINGS

                  2.4.1 Written notice of each meeting of stockholders, annual or special, shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the GCL, the written notice of any meeting shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of mailing of any notice or report, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation, shall be prima facie evidence of the facts stated therein.

                  2.4.2 Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and, except as otherwise provided in this section, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. It the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5       WAIVER OF NOTICE

                  Notice of a meeting need not be given to any stockholder who signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such stockholder or that the meeting is not lawfully called or convened. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2.6       ACTION WITHOUT MEETING

                  2.6.1 Unless otherwise provided in the Restated Certificate of Incorporation of this corporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

                  2.6.2 Any stockholder giving a written consent, or the stockholder"s proxyholders, or a transferee of the shares or a personal representative of the stockholder or their

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respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

Section 2.7       QUORUM

                  2.7.1 Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.

                  2.7.2 The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.8       VOTING RIGHTS

                  Except as otherwise provided by the Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon.

Section 2.9       PROXIES

                  Each stockholder entitled to vote at a meeting of stockholders may authorize person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument revoking the proxy or another proxy bearing a later date with the Secretary of the corporation.

Section 2.10      MANNER OF CONDUCTING MEETINGS

                  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman

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of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.11      INSPECTORS OF ELECTION

                  At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the Chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof. No director or candidate for the office of director shall be appointed as an inspector.

Section 2.12      LIST OF STOCKHOLDERS ENTITLED TO VOTE

                  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within in the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.13      NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

                  2.13.1   Annual Meetings of Stockholders.


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                           (a)      Nominations of persons for election to the
Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
(i) pursuant to the corporation"s notice of meeting delivered pursuant to
Section 2.4 of these Bylaws, (ii) by or at the direction of the Chairman of the Board or the Board of Directors or (iii) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with the procedures set forth in this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the corporation.

                           (b)      For nominations or other business to be
properly brought before an annual meeting by a stockholder pursuant to clause
(iii) of Section 2.13.1(a) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder"s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year"s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder"s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person"s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the corporation"s books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                           (c)      Notwithstanding anything in the second
sentence of Section 2.13.1(b) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increase Board of Directors made by the corporation at least eighty days prior to the first anniversary of the preceding year"s annual meeting, a stockholder"s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first

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made by the corporation.

                  2.13.2   Special Meetings of Stockholders.

                  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation"s notice of meeting pursuant to Section 2.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation"s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder"s notice as required by Section 2.13.1(b) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                  2.13.3   General.

                           (a)      Only persons who are nominated in
accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                           (b)      For purposes of this Bylaw, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (c)      Notwithstanding the foregoing provisions of
this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation"s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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                                   ARTICLE III

                                    DIRECTORS
                                    ---------


Section 3.1       POWERS

                  Subject to the provisions of the GCL and any limitations in the Restated Certificate of Incorporation relating to actions required to be authorized or approved by the stockholders, the business affairs of the corporation shall be managed by or under the direction of the Board of Directors.

Section 3.2       AUTHORIZED NUMBER

                  The number of directors of this Corporation shall be not less than one (1) and not more than nine (9) until changed in accordance with the following provision of this Section 3.2. The exact number so fixed may be changed from time to time, within the limits specified in the Restated Certificate of Incorporation, by resolution adopted by the Board of Directors. Directors need not be stockholders.

Section 3.3       ELECTION AND TENURE OF OFFICE

                  Subject to the provisions of the Restated Certificate of Incorporation and Section 3.4 of these Bylaws, directors shall be elected at the annual meeting of stockholders. Directors shall hold office until the election and qualification of their successors or until their earlier resignation or removal.

Section 3.4       VACANCIES

                  Subject to the provisions of the Restated Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders, and until such director"s successor shall have been duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.

Section 3.5       RESIGNATION

                  3.5.1 Any directors may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation. The notice shall be effective upon delivery unless a later date is specified therein. If a

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resignation of a director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                  3.5.2 No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 3.6       MEETINGS AFTER ANNUAL STOCKHOLDERS" MEETINGS

                  Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting at the place where said annual meeting has been held or at such other place as shall be fixed by the Board of Directors, to elect officers and to transact other proper business. Call and notice of such regular meetings are hereby dispensed with.

Section 3.7       OTHER REGULATIONS

                  Regular meetings of the Board of Directors may be held at such times and at such places within or without the State of Delaware as may be determined from time to time by the Board of Directors. No notice need be given of such regular meetings, except that notice shall be given to each director (as for a special meeting) of the resolution establishing regular meeting dates, which notice shall contain the date, time and place of the regular meetings.

Section 3.8       SPECIAL MEETINGS - NOTICES

                  3.8.1 Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any two directors.

                  3.8.2 Special meetings of the Board of Directors shall be held upon at least four (4) days' notice by mail or 24 hours' notice delivered personally or by telephone, telegram or other electronic communication. A notice need not specify the purpose of any meeting of the Board of Directors.

                  3.8.3 Notice by mail shall be deemed given at the time a written notice is deposited in the United States mails, first class postage prepaid, addressed to the director at his address as it is shown upon the records of the corporation, or, if it is not so shown on such records and is not readily ascertainable, at the principal executive office of the corporation. Notice by telegram shall be deemed given when it is actually transmitted by the telegram company, addressed as in the preceding sentence. Notice by telephone, telecopy or other electronic communication shall be deemed given when it is so communicated to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.


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Section 3.9       TELEPHONIC MEETING

                  Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 3.10      WAIVER OF NOTICE

                  Notice of a meeting need not be given to any director who signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director or that the meeting is not lawfully called or convened. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.11      ACTION AT A MEETING

                  A majority of the authorized number of directors present in person constitutes a quorum of the Board of Directors for the transaction of business at a meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number is required by law, by the Restated Certificate of Incorporation or by the Bylaws.

Section 3.12      ADJOURNMENT

                  A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than 24 hours, at least two (2) days' notice by mail or 24 hours' notice delivered personally or by telephone or telegraph, stating the time and place at which the meeting will reconvene, shall be given to each director who was not present at the time of the adjournment. Notice by mail, telephone or telegraph shall be deemed given as provided in section 3.8.3.

Section 3.13      ORGANIZATION

                  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence, by the Vice Chairman of the Board, if any, or in his absence by the President if he is also a director, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.


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Section 3.14      ACTION BY UNANIMOUS WRITTEN CONSENT

                  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as an unanimous vote of such directors.

Section 3.15      INTERESTED DIRECTORS

                  No contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 3.16      COMPENSATION

                  The directors may be paid their expenses of attending each meeting of the Board of Directors. In addition, the Board of Directors may from time to time, in its discretion, pay to directors fixed compensation for attendance at each meeting of the Board of Directors or may pay a stated fee or other compensation for services as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor; Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.


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                                   ARTICLE IV

                                   COMMITTEES
                                   ----------


Section 4.1       COMMITTEES

                  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided by law and to the extend provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 4.2       COMMITTEE RULES

                  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

Section 4.3       COMMITTEE RECORDS

                  Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors when required.

                                    ARTICLE V

                                    OFFICERS
                                    --------


Section 5.1       OFFICERS

                  The officers of the corporation shall be a Chairman of the Board or a President or both, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers with such titles as shall be determined by the Board of Directors and with such duties as shall be delegated to them by the Board of Directors or any supervisory officer. Any number of offices

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may be held by the same person.

Section 5.2       ELECTION, REMOVAL AND RESIGNATION

                  Officers shall be chosen by the Board of Directors and shall serve and shall be subject to removal, with or without cause, at the pleasure of the Board of Directors, subject to the rights, if any, of officers under contracts of employment with the corporation. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.3       CHAIRMAN OF THE BOARD

                  The Chairman of the Board, if there be such officer, shall, if present, preside at all meetings of the Board of Directors and the stockholders and shall exercise and perform such other powers and duties as may be assigned from time to time to the Chairman of the Board by the Board of Directors. Whenever there is no President of the corporation, the Chairman of the Board shall have the powers and duties of the President.

Section 5.4       PRESIDENT

                  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise, direct and control the business and affairs of the corporation. In the absence of the Chairman of the Board or if there be none, he shall preside at all meetings of the stockholders and, provided the President is also a director, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 5.5       VICE PRESIDENTS

                  The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them by the Board of Directors, the Chairman of the Board, the President or any other officer supervising such Vice Presidents. In the absence or disability of the President and Chairman of the Board, a Vice President designated by the Board of Directors shall substitute for and assume the duties, powers and authority of the President.

Section 5.6       SECRETARY AND ASSISTANT SECRETARY

                  5.6.1 The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, shall record or cause to be recorded all votes and minutes thereof, shall give notice of each meeting of the stockholders and Board of Directors requiring notice and


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shall perform such other duties as may be prescribed by the Board of Directors, the chairman of the Board or President. The Secretary shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, shall affix the same to any instrument.

                  5.6.2 The Assistant Secretary shall perform such corporate secretarial duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary, and in absence or disability of the Secretary shall substitute for and assume the duties, powers and authority of the Secretary.

Section 5.7       CHIEF AND SUBORDINATE FINANCIAL OFFICERS

                  5.7.1 The Chief Financial Officer shall keep and maintain or cause to be kept and maintained adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings. The books of account shall be open to inspection by all directors at all reasonable times. The Chief Financial Officer shall deposit or cause to be deposited all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse or cause to be disbursed the funds of the corporation as may be ordered by the Board of Directors. The Chief Financial Officer shall supervise the subordinate financial officers.

                  5.7.2 The subordinate financial officers, which may be a Treasurer, a Controller and one or more Assistant Treasurers and Assistant Controllers, shall perform such duties and exercise such powers as shall be delegated to them by the Board of Directors, the Chairman of the Board, the President and the Chief Financial Officer.

Section 5.8       ADDITIONAL POWERS, SENIORITY AND SUBSTITUTION OF OFFICERS

                  In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Board of Directors may from time to time by resolution impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit and/or determine the order of seniority among the officers. Any such resolution may be final, subject only to further action by the Board of Directors, or the resolution may grant such discretion, as the Board of Directors deems appropriate, to the Chairman of the Board or to the President (or in his absence the Vice President serving in his place) to impose or confer additional duties and powers and to determine the order of seniority among officers. The Board of Directors, the Chairman of the Board or the President may designate any officer or officers to substitute for and assume the duties, powers and authority of any absent officer or officers in any instances not provided for above.

Section 5.9       COMPENSATION

                  The officers of this corporation shall receive such compensation as shall be fixed

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


from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation of any other officer or officers. No officer shall be prevented from receiving compensation by reason of the fact that the officer is also a director of the corporation.

Section 5.10      LOANS AND GUARANTEES

                  The corporation may lend money to, or guaranty any obligation of, or otherwise assist any officer or other employee of the corporation of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of a majority of the disinterested directors (even though the disinterested directors may be less than a quorum), such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured or secured in such manner as the majority of disinterested directors (even if the disinterested directors are less than a quorum) shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                   ARTICLE VI

                      CORPORATE RECORDS AND AUTHORIZATIONS
                      ------------------------------------


Section 6.1       RECORDS

                  6.1.1 The corporation shall keep, at its principal executive office or at the office of its transfer agent or registrar, (a) adequate and correct books and records of account, (b) minutes of the proceedings of the stockholders, Board of Directors and committees of the Board of Directors, and
(c) a record of its shareholders giving the names and addresses of all shareholders and the number and class of shares held by each.

                  6.1.2 Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.2       CHECKS, DRAFTS, ETC.

                  All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 6.3       EXECUTION OF CONTRACTS

                  The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers or agent or agents to enter into any contract or execute and instrument in the name of and on behalf of the corporation. Such authority may be general, or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to, bind the corporation by any contract or engagement, or pledge its credit or render it liable for any purpose or in any amount; provided, however, that nothing contained in this section shall be construed to prevent any officer of the corporation from performing his regular duties in the ordinary course of business pursuant to the authority granted to said officer by Article V of these Bylaws.

Section 6.4       VOTING OF SHARES OF OTHER CORPORATION

                  All shares of any other corporation standing in the name of this corporation shall be voted, and all rights incidental thereto exercised, as directed by written consent or resolution of the Board of Directors expressly referring thereto. Such rights may be delegated by the Board of Directors to the President or any Vice President, or any other person expressly appointed by the Board of Directors. Such authority may be exercised by the designated officers in person, or by any other person authorized so to do proxy or power of attorney duly executed by such officers.

Section 6.5       DIVIDENDS

                  The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and, subject to the Restated Certificate of Incorporation, subject to any contractual restrictions to which the corporation is then subject. If a dividend is declared, the stock transfer books shall not be closed, but a record date shall be set by the Board of Directors on which hate the transfer agent or, where no transfer agent is appointed, the Secretary will take a record of all stockholders entitled to the dividend without actually closing the books for transfers of stock.

                                   ARTICLE VII

                    STOCK CERTIFICATES AND TRANSFER OF SHARES
                    -----------------------------------------

Section 7.1       STOCK CERTIFICATES

                  7.1.1 Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Chief Financial Officer, Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  7.1.2 If the corporation is authorized to issue more than one class of stock, or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the GCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights or each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.2       TRANSFER ON THE BOOKS

                  Upon (a) the surrender to the Secretary or transfer agent of the corporation of a certificate representing shares of stock in the corporation, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and (b) delivery to the corporation of evidence sufficient to indicate that the transfer of such shares would not be in violation of the Restated Certificate of Incorporation or Bylaws, any legend appearing on said certificated or any applicable law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.3       STOLEN, LOST OR DESTROYED CERTIFICATES

                  The Board of Directors or any officer designated by the Board of Directors may direct a new certificate or certificates to be issue in place of any certificate or certificates theretofore issued by the corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for shares so stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or such officer, as a condition precedent to the issuance thereof, may require the person claiming such stolen, lost or destroyed certificate or certificates to give the corporation a bond or other adequate security sufficient to indemnify it against claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 7.4       TRANSFER AGENTS AND REGISTRARS

                  The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the corporation, or an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 7.5       FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD

                  In order that the corporation may determine the stockholders entitled to notice of or vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty or less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record is fixed: (1) the record date for determination stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


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



                                  ARTICLE VIII

                                 CORPORATE SEAL
                                 --------------


                  The corporate seal shall have the inscribed thereon the name of the corporation, the year of its organization, the state of incorporation and the words "Corporate Seal".

                                   ARTICLE IX

                              AMENDMENTS TO BYLAWS
                              --------------------


Section 9.1       BY STOCKHOLDERS

                  The stockholders of the corporation may make or adopt additional Bylaws and may adopt, amend, alter, repeal or rescind any provision of these Bylaws upon the affirmative cote of a majority of all outstanding shares entitled to vote at a duly held meeting at which a quorum is present or represented by proxy.

Section 9.2       BY DIRECTORS

                  Subject to the provision of Section 9.1, the Board of Directors may alter, amend, repeal or rescind any provision of these Bylaws or may adopt new Bylaws.

Section 9.3       RECORDS OF AMENDMENTS

                  Whenever an amendment or new Bylaw is adopted, it shall be filed in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal and the date on which the repeal was enacted shall be stated in said book.

                                    ARTICLE X

                                 INTERPRETATION
                                 --------------


                  Reference in these Bylaws to any provision of the GCL shall be deemed to include all amendments thereof.



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



                                   ARTICLE XI

                     INDEMNIFICATION OF DIRECTORS OFFICERS,
                     --------------------------------------

                           EMPLOYEES AND OTHER AGENTS
                           --------------------------


                  Section 11.1 RIGHT TO INDEMNIFICATION. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. The corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by such indemnitee only if the commencement of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the corporation.

                  Section 11.2 PREPAYMENT OF EXPENSES. The corporation shall pay the expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article XI or otherwise.

                  Section 11.3 CLAIMS. If a claim for indemnification or payment of expenses under this Article XI is not paid in full within sixty days after a written claim therefor by the indemnitee has been received by the corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

                  Section 11.4 NONEXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article XI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                  Section 11.5 OTHER INDEMNIFICATION. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.


                                       20